UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Diligent Board Member Services, Inc.

(Name of Registrant as Specified In Its Charter)

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39 West 37th Street, 8th Floor
New York, NY 10018

March 28, 2011

To the Shareholders of Diligent Board Member Services, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Diligent Board Member Services, Inc. (the "Company") to be held on April 28, 2011, at 11:00 a.m., New Zealand local time, at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand.  At this important meeting you will be asked to vote on the following proposals:

1.	To elect four individuals to the Board of Directors:

(a)	To elect Alessandro Sodi to the Board of Directors;

(b)	To elect Peter Huljich to the Board of Directors;

(c)	To elect Rick Bettle to the Board of Directors;

(d)	To elect Mark Russell to the Board of Directors,

(all such elections to be for a one year term and until such persons’ respective successors are duly elected and qualified or until such persons’ respective earlier resignation or removal);

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011; and

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Each of the foregoing resolutions will be proposed as an ordinary resolution required to be passed by a majority of the votes entitled to be cast on the resolutions that are present in person or by proxy.  Further information is contained in the attached proxy statement.

Attached you will find a Notice of Annual Meeting of Shareholders, the Company’s proxy statement and a proxy card for the Annual Meeting.

Your Vote Is Important.  Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card.

We thank you for your prompt attention to this matter and appreciate your continuing support.

Sincerely yours,

Alessandro Sodi
President & Chief Executive Officer

DILIGENT BOARD MEMBER SERVICES, INC.

Notice of Annual Meeting of Shareholders
To be held April 28, 2011

TO THE SHAREHOLDERS OF DILIGENT BOARD MEMBER SERVICES, INC.:

Diligent Board Member Services, Inc., a Delaware corporation, will hold its Annual Meeting of Shareholders on April 28, 2011, at 11:00 a.m., New Zealand local time, at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand, for the following purposes:

1.	To elect four individuals to the Board of Directors:

(a)	To elect Alessandro Sodi to the Board of Directors;

(b)	To elect Peter Huljich to the Board of Directors;

(c)	To elect Rick Bettle to the Board of Directors;

(d)	To elect Mark Russell to the Board of Directors,

(all such elections to be for a one year term and until such persons’ respective successors are duly elected and qualified or until such persons’ respective earlier resignation or removal);

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011; and

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Each of the foregoing resolutions will be proposed as an ordinary resolution required to be passed by a majority of the votes entitled to be cast on the resolutions that are present in person or by proxy.  Further information is contained in the attached proxy statement.

We have fixed the close of business on March 21, 2011, New Zealand time, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.  If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote your shares personally at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2011, New Zealand time: The proxy statement is available at http://www.boardbooks.com/diligentbooks/downloads/2011 Annual Meeting Proxy.pdf.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR NZX HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Your vote is important.  Please sign, date and return the enclosed proxy card in the enclosed envelope, whether or not you plan to attend the Annual Meeting.  Sending in your proxy card now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting, if you wish to do so.

By Order of the Board of Directors,

Robert Norton
General Counsel and Secretary
New York, New York
March 28, 2011

DILIGENT BOARD MEMBER SERVICES, INC.

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	1

SOLICITATION	1

WHO CAN VOTE AT THE ANNUAL MEETING	2

ATTENDING THE ANNUAL MEETING	2

VOTING BY PROXY	2

VOTE REQUIRED	2

PROPOSAL ONE – ELECTION OF DIRECTORS	3

DIRECTORS AND CORPORATE GOVERNANCE	4

EXECUTIVE COMPENSATION	12

DIRECTOR COMPENSATION	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	17

PROPOSAL TWO – RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.	20

OTHER BUSINESS AT THE MEETING	22

ANNUAL REPORT	22

COMMUNICATIONS FROM SHAREHOLDERS	22

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	23

FORWARD LOOKING STATEMENTS	23

-i-

PROXY STATEMENT
DILIGENT BOARD MEMBER SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2011: This proxy statement is available at http://www.boardbooks.com/diligentbooks/downloads/2011 Annual Meeting Proxy.pdf.

INTRODUCTION

SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diligent Board Member Services, Inc. ("Company") to be used at an Annual Meeting of Shareholders of the Company to be held on April 28, 2011, at 11:00 a.m., New Zealand local time, at the Pullman Hotel, Corner of Princes and Waterloo Quadrant, Auckland, New Zealand ("Annual Meeting").  To obtain directions to the location of the Annual Meeting to attend and vote in person, please contact Robert Norton, Secretary of the Company, at +1 (973) 939-9460.  The approximate date on which this proxy statement and the accompanying form of proxy card are being sent to shareholders is on or about March 29, 2011.  The Company's principal executive offices are located at 39 West 37th St., 8th Floor, New York, New York 10018.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.

At the Annual Meeting, the following matters will be considered and voted upon by the shareholders:

1.
The election of four directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011;

3.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

WHO CAN VOTE AT THE ANNUAL MEETING

You are entitled to vote your shares at the Annual Meeting only if our records show that you held your shares as of the close of business on the record date, which is March 21, 2011, New Zealand time.  On the record date, there were 81,978,001 shares of Company common stock ("common stock") outstanding and 32,667,123 shares of Series A Preferred Stock outstanding.

ATTENDING THE ANNUAL MEETING

If you are a shareholder of record, you may attend the Annual Meeting and vote in person, or you may vote by proxy at the Annual Meeting.  If you are a beneficial owner of common stock and your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your common stock held in street name in person at the Annual Meeting, you will have to get a written proxy authorizing you to vote from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

If the accompanying proxy card is signed and returned, your shares represented by the proxy will be voted in accordance with the specifications thereon.  If the manner of voting your shares is not indicated on the proxy card, they will be voted in favor of the proposals and in the discretion of the persons named in the proxy on any other matter that is properly presented and voted on at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting.  To revoke your proxy, you must either give our corporate Secretary (or the Company's share registry, Link Market Services) written notice of revocation bearing a later date than the proxy, submit a later-dated proxy card to our corporate Secretary (or the Company's share registry, Link Market Services), or attend the Annual Meeting and vote your shares in person.  Your attendance at the Annual Meeting will not automatically revoke your proxy; you must submit a ballot at the Annual Meeting to do so.

If you hold your shares in street name, please contact your broker for additional information regarding the voting of your shares.  Your broker may allow you to deliver your voting instructions via the telephone or the internet.  Please see the voting instructions form provided you by your broker.  If your shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote your shares in person.

VOTE REQUIRED

Shareholders are entitled to one vote per share on all matters presented to the Annual Meeting.  The presence in person or by proxy of the holders of a majority of the aggregate outstanding shares of common stock and the Series A Preferred Stock will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  A broker non-vote occurs when a shareholder fails to provide voting instructions to the shareholder's broker for shares held in street name.  Under these circumstances, the broker may be authorized to vote the shares on some routine items, but is prohibited from voting on other items. The items for which a shareholder's broker cannot vote without the shareholder's instructions result in a broker non-vote.

The Company does not have cumulative voting, and thus each shareholder will only be entitled to one vote per share in the election of each director nominee under Proposal One.  Each nominee must be elected by a plurality of the votes of the common shares entitled to vote on the election of each common director that are represented in person or by proxy at the Annual Meeting.  Our Series A Preferred Stock will not be entitled to vote in the election of directors under Proposal One.

Proposal Two, related to ratification of the appointment of the Company’s independent auditors, will require the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote in order to be approved.  Our Series A Preferred Stock is entitled to vote together with our common stock on Proposal Two.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that our Board of Directors will consist of between five and eleven members.  Our Board of Directors currently consists of five members, of which four are elected by our common shareholders at the Annual Meeting and one of which, David Liptak, has been elected by the holders of our Series A Preferred Stock.  Our Series A Preferred Stock is not entitled to vote in the election of the four directors to be elected by our common shareholders.

One of the purposes of this Annual Meeting is to elect four common directors to serve for a one-year term expiring at the annual meeting of shareholders in 2012 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of all of the directors on the Remuneration and Nominations Committee, the Board of Directors has designated Alessandro Sodi, Peter Huljich, Rick Bettle and Mark Russell as the nominees proposed for election at the Annual Meeting by the common shareholders.

Unless authority to vote for the nominees or a particular nominee is withheld (abstention) or is voted against, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for such nominees or for the particular nominee who has ceased to be a candidate has been withheld or voted against.  Each of the nominees has indicated their willingness to serve as a director, if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends that you vote for the election of Alessandro Sodi, Peter Huljich, Rick Bettle and Mark Russell as directors (resolutions 1 through 4 on the proxy card).

DIRECTORS AND CORPORATE GOVERNANCE

The directors, executive officers and certain significant employees of Diligent are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S−K, Item 401, within the time periods described in that regulation, except as described in the following two paragraphs with respect to two of our independent directors.

On November 10, 2010, the New Zealand Securities Commission filed criminal proceedings against Peter Huljich as a director of Huljich Wealth Management (New Zealand) Limited alleging certain compensation payments made by Peter Huljich to the Huljich KiwiSaver Scheme in 2007 and 2008 should have been referred to in the offering documents and financial statements for the Huljich KiwiSaver Scheme. Peter Huljich has advised that the proceedings will be vigorously defended.

The New Zealand Securities Commission has also laid criminal and civil charges against all of the directors of Dominion Finance and North South Finance (four Executive and two independent directors).  The Securities Commission alleges that material in various documents including a Prospectus, investment statement and other advertising material included untrue and misleading statements and so breached section 55B of the New Zealand Securities Act. The allegations concern disclosure of related party loans, and disclosure surrounding the quality, concentration and profile of the loan book. The relevant period is October 2007 through to June 2008 when suspension of payments was announced.  Rick Bettle, who was the Independent Chairman of Dominion Finance and North South Finance (a 100% owned subsidiary of Dominion), has denied the allegations made.  Due to the number of finance companies that collapsed during the financial crises and are now being pursued (by the Securities Commission) this case is not due to come to court until February 6, 2012.

Executive Officers, Directors and Certain Significant Employees

The following table contains information with respect to our directors, executive officers and significant employees.  None of these persons have an arrangement or understanding with another person pursuant to which he or she was elected as a director, executive officer or other significant employee, respectively, except for Mr. Liptak as described in his biography below.  No family relationships exist among these persons.  During the past 10 years, none of the persons identified in the table below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  All have been in their respective capacity as described in their biographies below.

Name	Age	Position

Alessandro Sodi	51	Chief Executive Officer, President and Director
Steven Ruse	46	Chief Financial Officer
Kevin Lawler	61	Director of Finance, New Zealand
Marc Daniels	53	EVP, Licensing
Don Meisner	56	Treasurer
Robert Norton	68	EVP/General Counsel/Secretary
Alastair Percival	44	Sr. VP/Director of Operations
Jeffry Powell	48	EVP, Sales
Eslinda Hamzah	44	Managing Director, Asia Pacific region
Rick Bettle	64	Director
Peter Huljich	35	Director
Mark Russell	54	Director
David Liptak	52	Chairman and Director

Alessandro Sodi serves as a director and as our Chief Executive Officer and President.  Before our founding, since 1998, Mr. Sodi served as an officer of our predecessor entity, Diligent Board Member Services, LLC (“DBMS LLC”), which was previously known as Manhattan Creative Partners, LLC (“MCP”).  Until 2003, when MCP moved its focus to corporate governance service delivery, it was a consulting firm specializing in software development and the Internet.  From 2001 to 2003 Mr. Sodi managed the development of software that would become the Diligent Boardbooks system.  Mr. Sodi brings to our Board of Directors detailed knowledge of the Company and strategic vision of a chief executive officer.

Steven Ruse serves as Executive Vice President and Chief Financial Officer (“CFO”).  Prior to his employment with the Company and since 2006, Mr. Ruse served as CFO for ING Private Wealth Management, LLC.  From 2005 to 2006, Mr. Ruse served as CFO of ING Financial Markets, LLC.  Prior to that, and since 1998, Mr. Ruse served as Controller for UBS Financial Services, Inc.

Kevin Lawler is our Director of Finance, New Zealand.  Prior to joining us in 2004, he served as Senior Vice President - Finance of General Cable NZ, a subsidiary of the US based company.  Mr. Lawler has over 25 years of experience operating as a Senior Finance Executive.  He has extensive experience with international reporting and managing global cash.  Mr. Lawler resides in Christchurch, New Zealand.

Marc Daniels serves as our Executive Vice President, Licensing.  Prior to joining our predecessor entity, DBMS LLC in 2003, Mr. Daniels served as the COO of Flextronics Test.  Between 1997 and 2001, Mr. Daniels helped develop UGO.com, which is a website serving individuals engaged in internet gaming.  In addition to managing large companies, Mr. Daniels has established and run new businesses, including the founding in 1979 of CDA Computer Sales, a computer mail-order company.

Don Meisner is our Treasurer.  Mr. Meisner has a broad range of business experience including accounting, forecasting, budgeting, business analysis and systems implementation, with a particular emphasis on corporate compliance and financial reporting.  Prior to joining us in 2007, Mr. Meisner served as the Controller of the Lebermuth Company, Inc. from February 2002 through 2007, where he was responsible for all aspects of accounting, as well as legal and insurance issues.

Robert Norton serves as our General Counsel and Corporate Secretary, in which capacity he has served since 2008.  Mr. Norton has been a practicing attorney for over 35 years, commencing his career at the law firm of Shearman & Sterling LLP in New York City.  Mr. Norton served as General Counsel of MasterCard International for over 15 years, where he was the head of the law department and was responsible for all legal matters addressed by the corporation.  For the five years before he joined us in 2008, Mr. Norton was engaged as a sole practitioner in private practice and at times as a contract attorney.

Alastair Percival serves as a Senior Vice President and Director of Operations.  Mr. Percival joined Manhattan Creative Partners, which was the predecessor to DBMS NZ, in 2003.  He is responsible for managing the software development team in New Zealand, worldwide customer support, the account management teams and the U.S.-based IT services team.  He has been involved in technology for over 20 years, and started a technology and consulting company in 1997 (Telenet Services) that delivered a range of e-commerce and online applications through online subscriptions.    Prior to starting Telenet, he was a project manager for ICL Fujitsu Retail division, which provides stock management systems to supermarket chains in the United Kingdom.

Jeffry Powell serves as Executive Vice President, Sales.  Prior to joining the Company in 2007, Mr. Powell was Vice President of Sales of a software localization company (2005-2007).  Prior to that Mr. Powell worked for 12 years as a founder, board member and officer of a commercial translation agency.  Mr. Powell has more than 15 years of sales experience and specializes in helping small businesses develop sales strategies, build sales departments, and expand sales revenue and growth.

Eslinda Hamzah serves as Managing Director of Diligent APAC Board Services PTE. Ltd., our Singapore subsidiary focused on marketing to the Asia Pacific region.  Prior to joining the Company in on January 6, 2011, Ms. Hamzah was with Turner International for CNN in Hong Kong since 1999, most recently serving as Senior Vice President of CNN Broadcast and Commercial Sales, Marketing and Affiliate Relations.  Ms. Hamzah is an experienced executive with an established network of contacts in the Asia Pacific region.

Rick Bettle serves as a member of our Board of Directors.  Mr. Bettle is a professional director and an Accredited Fellow and a past President of the New Zealand Institute of Directors. He is also a Graduate Fellow of the Australian Institute of Company Directors. Mr. Bettle was Managing Director of Wrightson from 1987 to 1991 and Chief Executive Officer of Alliance Group from 1991 to 1995. From 1995 to 1998 he was head of the law firm Kensington Swan. Mr. Bettle is currently Chairman of the Civil Aviation Authority of New Zealand, Powerco, Rissington Breedlines and ATTTO Ltd, and a director of Revera Ltd and RVGNZ Ltd.  Mr. Bettle’s service on a number of boards of directors, including those listed above, provides significant and valuable perspective into corporate management and board dynamics.  In addition, Mr. Bettle, as one of our independent directors, has the financial statement acumen and experience to serve as our audit committee financial expert..

Peter Huljich serves as a member of our Board of Directors.  Mr. Huljich has over ten years of investment experience since joining the privately-held Huljich Group, which was created from the sale of Best Corporation to Danone Group in 1995.  Mr. Huljich also has an extensive background in, and familiarity with, the securities industry and Australian financial markets, which provides a valuable contribution to our Board.  Mr. Huljich is a founder of Huljich Wealth Management, an independent, specialist funds management company based in Auckland, New Zealand, and has served in various capacities.  Up until March 2010, Mr. Huljich was the Managing Director and Chief Investment Officer of Huljich Wealth Management.  Mr. Huljich is currently a director of  NZF Group Limited and has previously been a director of Mike Pero, Huljich Wealth Management and Sugar International.  Mr. Huljich’s service on a number of boards of directors, including those listed above, and his extensive financial experience, provides significant and valuable perspective into corporate management and board dynamics.  Also, Mr. Huljich provides valuable insight as an independent director and outside investor in the Company.

Mark Russell serves as a member of our Board of Directors.  Mr. Russell is a senior commercial partner of the New Zealand law firm Buddle Findlay, acting for a wide range of public and private companies and has extensive experience in corporate finance and structuring, and banking and insolvency.  He acts for a number of companies listed on NZSX and NZAX, with particular emphasis on Listing Rules, compliance advice, initial listing and IPOs.  He gives banking and securities advice to New Zealand and overseas banks and overseas law firms, and he also provides advice to trustee companies and issuers on public securities issues and managed funds.  He is ranked as a leading individual in banking and finance in Asia Pacific Legal 500 2010. Mr. Russell’s familiarity with NZSX rules and listing requirements, as well as overall business experience, is a great asset to the Board of Directors, including his service as Chairman of the Audit Committee.

David Liptak was elected Chairman of our Board of Directors in March 2010.  Mr. Liptak has served on the Board since April 2009, is the founder and Managing Member of Spring Street Partners, L.P., which he formed in 1995, and a senior member of the Executive Committee of Spring Street Partners.  Spring Street Partners is an SEC registered broker/dealer and member of the NASD.  Mr. Liptak has over 15 years of investment experience since forming West Broadway Partners, Inc., an investment partnership that ultimately managed more than $700 million in investor capital in the West Broadway Partners group of funds until March 2005.  Mr. Liptak was responsible for all trading and management decisions for the West Broadway Partners group of funds, and was Chairman of the firm's Executive Committee.  Mr. Liptak closed his funds and left the firm in March 2005.  In March, 2005 Mr. Liptak began managing Spring Street Partners on a full time basis.  Spring Street Partners is the holder of approximately 22 million shares of the Company’s Series A Preferred Stock (representing a majority of the outstanding Series A Preferred Stock) and as such, is entitled to elect one member to our Board of Directors.  Mr. Liptak was elected as a Director by the holders of our Series A Preferred Stock.  Mr. Liptak’s experience as an investor in many companies, including the Company, and his extensive financial experience, is a valuable resource for the Company.

For purposes of the NZSX Listing Rules, the Board of Directors has determined that Rick Bettle, Peter Huljich and Mark Russell are independent directors.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors.  The board is currently comprised of five directors, three of whom are independent.  Presently, we have chosen to separate the functions of Chief Executive Officer and Chairman.  While we maintain a relatively small board of five members, we feel it is not only appropriate, but important to maintain a separation between the involvement and decision making related to the management of the business by the CEO and the overall governance and strategic oversight that is the responsibility of our board, led by the Chairman. Our bylaws (and in some cases, the New Zealand Stock Exchange listing rules) provide that:

•	We must have a minimum of five directors and a maximum of eleven directors, with at least two directors ordinarily resident in New Zealand and at least three independent directors;

•	Certain time limits apply for nominating directors;

•	Any person appointed as a director to fill a casual vacancy must retire from office at the next annual meeting but will be eligible for re-election;

•	All directors will be subject to removal from office by ordinary resolution of our shareholders;

•	All directors are subject to re-election annually;

•	A director who has a personal interest in any matter may not vote on a board resolution in respect of that matter;

•	The Board’s power to authorize payment of remuneration by us to a director in his or her capacity as a director is subject to prior approval by ordinary resolution of our shareholders; and

•	We must maintain an Audit Committee.

The Board meets regularly to direct management and will include sessions to consider the strategic direction and to review progress on our published projections and business plans.  The specific responsibilities of the Board include:

•	Working with management to set our strategic direction;

•	Monitoring and working with management to direct our business and financial performance;

•	Selection of a CEO and, where applicable, other executive officers;

•	Establishing and ensuring implementation of succession plans for senior management; and

•	Ensuring that effective disclosure policies and procedures are adopted.

The Board complies with the Company’s Code of Conduct.

Board Committees

The Board has two formally constituted committees of directors.  These committees review and analyze policies and strategies, usually developed by management, which are within their terms of reference.  The committees examine proposals and, where appropriate, make recommendations to the Board.  Committees do not take action or make decisions on behalf of the Board unless specifically authorized to do so by the Board.

Audit and Compliance Committee.  The Audit and Compliance Committee is responsible for monitoring compliance and overseeing our risk management (including treasury and financing policies), treasury, insurance, accounting and audit activities, and reviewing the adequacy and effectiveness of internal controls, meeting with and reviewing the performance of independent accountants, reviewing the consolidated financial statements, and making recommendations to the Board on financial and accounting policies.  The Audit and Compliance Committee monitors the compliance and risk management of the Company by being comprised of all independent, non-management directors and, therefore, is able to review activities, and meet and discuss their oversight responsibilities outside of management’s presence. The members of the Audit and Compliance Committee are Mark Russell (Chairman), Rick Bettle and Peter Huljich.  The Board of Directors has determined that Rick Bettle qualifies as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission rules.  The Audit and Compliance Committee is governed by a charter.

Remuneration and Nominations Committee.  The Remuneration and Nominations Committee is responsible for overseeing management succession planning, establishing employee incentive schemes, reviewing and approving (subject to board ratification) the compensation arrangements for the executive directors and senior management, and recommending to the Board the remuneration of Directors.  It is also responsible for recommending candidates for election to the Board of Directors. The Remuneration and Nominations Committee will consider director nominees recommended by shareholders, if properly submitted.  The members of the Remuneration and Nominations Committee are Rick Bettle (Chairman), Mark Russell and Peter Huljich, each of whom is “independent” under the applicable New Zealand Exchange rules, and David Liptak, who is not, but is a non-executive director.  The Remuneration and Nominations Committee is governed by a charter.

Board and Committee Meetings.

The Board held twelve meetings during the fiscal year ended December 31, 2010 (“Fiscal 2010”).  During Fiscal 2010, the Audit and Compliance Committee held five meetings and the Remuneration and Nominations Committee held three meetings.  Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees that the director was a member of during Fiscal 2010.  The Company’s policy is to ask directors to attend, in person or by video conference, the Annual Meeting of Shareholders, and all of our Directors did attend the 2010 Annual Meeting of Shareholders.

Director Nomination Process; Shareholder Nominations.

Each year, the Remuneration and Nominations Committee meets to consider appropriate nominees for election by the shareholders as directors of the Corporation in accordance with the committee’s charter.  The committee reviews the candidacy of currently sitting directors for consideration for re-election at the upcoming Annual Meeting of Shareholders.  In addition the committee considers any potential new additions to the board based upon the committee and the board’s perceived need for a particular expertise and experience on the board.  Furthermore, the committee will consider any candidate who is nominated by one or more shareholders of the Company.  With respect to candidates nominated by shareholders, any such nominee's candidacy must be submitted to the committee by delivery to the Corporate Secretary at least 45 days prior to the date of the annual meeting.  As stated in the committee’s charter, the committee must be given sufficient background information about the proposed nominee to enable the committee to evaluate the nominee as a possible director.  Among the qualifications that will be evaluated by the committee are the experience of the nominee with corporations and their workings by having held a senior management position in a corporation or by having extensively advised corporations as either an accountant or lawyer.  In addition, the Corporation will consider the reputation of the individual in his or her local community.  Finally, the committee will consider whether the proposed nominee has a skill set or expertise that is needed on the board.  The committee strives to identify and propose nominees who will, working together with other directors, provide the Corporation the most favorable opportunity for success in managing the Company’s affairs.

The Remuneration and Nominations Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board of Directors as a group has a wealth of experiences to inform its decisions. Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Company, as well as the basic qualifications set forth above, the Remuneration and Nominations Committee also takes into account the NZSX requirements regarding the number of independent directors and New Zealand residents required for our Board of Directors. The committee assesses the composition of the Board of Directors at least once a year and more frequently as needed, particularly when considering potential new candidates.

Shareholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Remuneration and Nominations Committee, in care of the corporate Secretary, at 39 West 37th Street, New York, New York 10018, on or before March 14, 2012.  In addition to the name of the candidate, a shareholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•
if not the record owner, a written statement from the record owner of the shares that verifies the recommending shareholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending shareholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee, if nominated, and to serving as a director, if elected; and

•
pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Audit and Compliance Committee Report.

The Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 with management and Holtz Rubenstein Reminick, our independent auditors.  The Audit and Compliance Committee has also discussed and reviewed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “The Auditors Communications with those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which relates to the auditor’s judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526 “Communication with Audit Committees Concerning Independence” as adopted by the Public Company Accounting Oversight Board, which relates to the auditor’s independence from the Company and its subsidiaries.  The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor's independence and has discussed with Holtz Rubenstein Reminick LLP the independence of the firm.
Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.  Also, the Committee recommended that Holtz Rubenstein Reminick LLP be appointed the Company’s auditors for fiscal year 2011.

This report is made over the name of each continuing member of the Audit and Compliance Committee at the time of such recommendation, namely: Mark Russell (Chairman), Rick Bettle and Peter Huljich.

Remuneration and Nominations Committee Interlocks and Insider participation.

No member of the Remuneration and Nominations Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Remuneration and Nominations Committee Report.

The Remuneration and Nominations Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Code of Conduct

We have a written Code of Conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer and Treasurer.  The full text of our Code of Conduct is published on our website at www.boardbooks.com under the “Investor Center-Corporate Governance” caption.  We will disclose any future amendments to, or waivers from, certain provisions of the Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Treasurer on our website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In addition to base compensation, the Company has a Stock Option and Incentive Plan pursuant to which Company can issue Stock Options or Restricted Stock to employees, Directors and consultants.  It is the Company’s compensation philosophy to establish compensation at levels which will attract, motivate and retain executive officers and link executive pay with performance.  The Company believes in rewarding its officers and employees for a job well done by paying fair compensation for the services provided.  The Company has previously made Restricted Stock and Stock Option awards to employees.  There are currently no outstanding Restricted Stock awards which were not vested as of December 31, 2010.  The Company awarded Stock Options covering the aggregate amount of 800,000 shares during 2010.  The Company anticipates issuing additional Stock Options under the Plans in the future to incentivize excellent performance and achievement of the Corporation’s long term goals by its employees.  To achieve the Company’s long term goals, employees will have to work together as a team and future stock awards will substantially reflect the extent to which each employee has achieved this objective.

The table below summarizes information concerning compensation for the twelve months ended December 31, 2010 and the twelve months ended December 31, 2009, of those persons who were at December 31, 2010: (i) our Chief Executive Officer and (ii) our two other most highly compensated executive officers during our 2010 fiscal year.  We refer to these officers as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)(2)	Total ($)
Alessandro Sodi	2010	336,890			-	6,002	442,892
Chief Executive Officer (CEO)	2009	281,381	100,000	-	336,000	5,873	623,254

Sharon Daniels (3)	2010	250,504	-	-	-	3,501	254,005
Chief Marketing Officer	2009	235,073	-	-	-	5,873	240,946

Jeffry Powell	2010	229,630	-	-	-	6,002	235,632
EVP/Sales	2009	176,253	-	-	7,000	5,873	189,126

(1)
Amounts shown (if any) related to stock and option awards for 2009 and 2010, respectively, are the aggregate grant date fair value of the options and awards calculated in accordance with the Statement of the Financial Accounting Standards Board Accounting for Stock Compensation Topic 718.

(2)	All other compensation represents amounts paid for health benefits.

(3)	Left the Company during 2010.

Equity incentives granted to our executives to date include both restricted stock awards and stock options.  Our executives do not participate in any other long or short-term incentive plans.

We are currently authorized to issue equity awards under our 2007 and 2010 Stock Option and Incentive Plans.  Awards under our Plans may be in the form of incentive stock options, non-qualified stock options and restricted stock awards (2007 Plan only).

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table shows information concerning stock options and restricted stock awards outstanding held by the named executive officers at December 31, 2010.  No stock options of any of the named executive officers were repriced.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price($)	Option Expiration Date
Alessandro Sodi	800,000	$0.14	8/18/2019
Chief Executive Officer (CEO)	800,000	$0.14	8/18/2019
	800,000	$0.14	8/18/2019

Sharon Daniels	0	-	-
Chief Financial Officer

Jeffry Powell	45,000	$0.16	10/8/2019
EVP/Sales

(1)	The Company had no other equity incentive plan awards or stock awards outstanding as of December 31, 2010 to its named executive officers.

DIRECTOR COMPENSATION
YEAR ENDED DECEMBER 31, 2010

The following table provides each element of compensation paid or granted to each director, who is not also a named executive officer, for service rendered during the year ended December 31, 2010.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	All other compensation ($)(2)	Total ($)
Rick Bettle	30,833	-	-	-	30,833
Peter Huljich	-	-	-	-	-
Mark Russell	30,833	-	-	$19,590	49,590
David Liptak	-	-	-	-	-

(1)	The amounts shown represent fees in U.S. dollars. Messrs. Bettle and Russell were paid in NZD.

(2)	Includes payment of legal fees by us for services rendered to Buddle Findlay, of which Mr. Russell is a partner.

The aggregate directors’ fees for our independent directors were fixed at a total of $95,000 per year.  However, subsequent to August 30, 2009, Mr. Huljich voluntarily took a reduction, reducing total fees to $65,000.  Additionally, Mr. Bettle relinquished his post as Chairman in March 2010, further reducing fees by $5,000 on an annual basis.  We do not intend to pay directors’ fees to the employee directors or other non-independent directors in the foreseeable future.  The directors are also entitled to be paid for all reasonable travel, accommodation and other expenses incurred by them in connection with their attendance at board or shareholder meetings, or otherwise in connection with our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock and Series A Preferred stock as of March 1, 2011 by:

•	Each person who is known to us to be the beneficial owner of 5% or more of our common stock;

•	Each of our directors;

•	Each of our named executive officers, Alessandro Sodi, Sharon Daniels and Jeffry Powell; and

•	All of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power or investment power with respect to the securities held.  Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 1, 2011 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.  Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock and preferred stock shown as beneficially owned by them.  Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless otherwise indicated, the principal address of each of the persons below is c/o Diligent Board Member Services, Inc., 39 West 37 St. 8th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares (2)
Officers and Directors

Alessandro Sodi, Director, CEO, President (3)(4)	3,623,650	3.1%
Jeffry Powell, EVP/Sales	55,000	*
Peter Huljich, Director (5)	1,934,985	1.6%
Rick Bettle, Director	50,000	*
Mark Russell, Director(6)	77,260	*
David Liptak, Chairman; Director (7)	27,285,307	23.3%
All directors and named officers as a group (7 persons, including Sharon Daniels)	40,291,503	34.3%

5% Security Holders
Spring Street Partners, L.P.(7)	27,285,307	23.3%
Carroll Capital Holdings, LLC (3)(8)	18,650,030	15.9%
Sharon Daniels, former Director and CMO (3)(9)	7,265,300	6.3%

(1)
Includes (i) stock held in joint tenancy, (ii) stock owned as tenants in common, (iii) stock owned or held by spouse or other members of the nominee's household, and (iv) stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock.

(2)
Percentages are based on 81,978,001 shares of common stock outstanding, 32,667,123 shares of Series A Preferred Stock outstanding and 2,690,335 options to acquire common stock exercisable as of March 1, 2011.  The Series A Preferred Stock is convertible at the holder’s option into common stock at any time.

(3)
Services Share Holding, LLC (“SSH LLC”), formerly known as Diligent Board Member Services, LLC, has a principal address of 39 West 37th Street, New York, New York 10018.  The direct and indirect members of SSH LLC include the Brian Henry Living Trust, the Kiri Borg Living Trust, the Borg Henry Family Grandchildren’s Trust, Sharon Daniels, S.K. Daniels Holdings, Inc., Carroll Capital Holdings, LLC and Alessandro Sodi.  Although no single direct or indirect member of SSH LLC has the power to direct the voting or disposition of the shares held by SSH LLC, the shares held through SSH LLC by such members are included in their totals listed above to the extent of their pecuniary interest therein.  All 4,038,097 shares held by SSH LLC are pledged to us to secure its promissory note payable to us.  Corcoran Consulting, LLC has pledged an additional 892,500 shares directly to us to secure the note.  See “Certain Relationships and Related Transactions.”

(4)	Includes (i) 2,477,742 shares held of record by Alessandro Sodi, (ii) 345,908 shares held through SSH LLC and (iii) 800,000 shares subject to options exercisable within 60 days of March 1, 2011.

(5)	Includes (i) 61,112 shares held of record by Peter Huljich and (ii) 1,873,873 shares beneficially owned through related trusts.

(6)	Includes (i) 73,000 shares held of record by Mark Russell and (ii) 4,260 shares held of record by Alma Martin Russell.

(7)
Spring Street Partners, L.P.’s principal address is 515 Madison Avenue, 22nd Floor, NY, NY 10022.  David Liptak is the founder, managing member and a senior member of the Executive Committee of Spring Street Partners, L.P.  Spring Street Partners, L.P.’s holdings include (i) 21,777,904 shares of Series A Preferred Stock and (ii) 5,507,403 shares of common stock.

(8)
Carroll Capital Holdings, LLC’s principal address is 94 Long Pond Road, Hewitt, New Jersey 07421.  Carroll Capital Holdings, LLC’s holdings include (i) 10,889,219 shares of Series A Preferred Stock, and (ii) 7,760,811 shares of common stock.

(9)
Sharon Daniels' principal address is 1 Jesse Court, Montville, New Jersey 07045.  Sharon. Daniels' holdings include (i) 3,102,310 shares beneficially owned by Sharon Daniels and (ii) 3,131,356 shares of common stock beneficially owned by Sharon Daniels through S.K. Daniels Holdings, Inc.

We are not aware of any arrangements involving our stockholders, the operation of which would result in a change of control.

Securities authorized for issuance under equity compensation plans.

As of December 31, 2010, no shares of common stock are issuable by us upon the exercise of options, warrants and rights under any equity compensation plan, except as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,190,335	0.1902	5,191,664

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with promoters and certain control persons

Under Rule 405 promulgated under the Securities Act of 1933, SSH LLC, Brian Henry, Kiri Borg, Sharon Daniels, and Alessandro Sodi may be deemed “promoters” of the Company.  Under SEC Regulation S-K, the Company is required to make certain disclosures about persons that are deemed promoters.

SSH LLC is controlled by its majority member, North American Financial Partners, LLC, which is majority owned by Brian Henry, Kiri Borg, Sharon Daniels and Alessandro Sodi (the “Founders”).  SSH LLC has promissory note payable to us, as further described below under “Loan to SSH LLC”.

Transactions During Fiscal Years 2009 and 2010

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations), the stock awards described therein and the transactions described below, since January 1, 2009, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of our total assets as of December 31, 2009 and December 31, 2010, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Legal Services.  Buddle Findlay is a law firm that provides legal services to the Company in New Zealand.  Mark Russell, a director of the Company, is a partner of the law firm.  The Company paid Buddle Findlay approximately $20 thousand and $86 thousand for the years ended December 31, 2010 and December 31, 2009, respectively.

Consulting Agreement with Sugar International.  From April 2008 through January 2009, we incurred expenses for sales training provided by a consultant from Sugar International Ltd.  Mr. Huljich, a director of the Company, was a director and stockholder of Sugar International at the time and his relationship with Sugar was disclosed to the board prior to the vote on the contract.  We have paid Sugar approximately $15 thousand for consulting services for the year ended December 31, 2009.

Office Lease.  We subleased, on a month-to-month basis, our New Jersey office from Diligent Partners.  The lease for the New Jersey office, which required a monthly rent of $4,450, was terminated in August 2009.

Loan to SSH LLC (the “Note”).  In connection with the contribution of assets relating to Diligent Boardbooks, our predecessor entity, SSH LLC (then known as Diligent Board Member Services, LLC), retained approximately $6.8 million in liabilities incurred during the development of the Diligent Boardbooks business.  These liabilities included approximately $3.1 million in loans from third parties to fund the development of the Diligent Boardbooks business, of which $0.5 million were held by Promoters.  We advanced approximately $6.8 million to or on behalf of SSH LLC, of which approximately $3.7 million was used to satisfy certain liabilities retained by SSH LLC and an additional approximately $3.1 million was used by the holders of SSH LLC liabilities to subscribe for shares of our common stock for $0.75 per share in a private placement conducted on December 10, 2007.  The holders who reinvested in the Company were development stage investors in SSH LLC who elected to continue their investment in the future growth of the business by continuing their existing investment in SSH LLC over to an investment in shares of common stock of the Company.  The reinvestment was approved by the governing body of SSH LLC and by the Board of Directors of the Company on the basis that it increased the cash available to the Company to fund the Company’s operations by $3.1 million and was fair to the purchasers in the New Zealand offering because it was at the same price per share as shares were sold in the New Zealand offering.  Under the terms of the subscription agreements between such holders of SSH LLC liabilities and us, the subscribers directed us to apply the cash that would otherwise have been advanced to SSH LLC under the Note and then paid to such subscribers by SSH LLC to the amount due under the subscription agreements.

Prior to the prepayment and amendment discussed in the following paragraphs, the principal balance of the Note was $7,161,791, which bore interest at 5% per annum, and was scheduled to mature on October 1, 2010. It was originally secured by 25,000,000 shares of the Company’s stock which was pledged as collateral by members of SSH LLC. A portion of the pledged shares were subsequently sold by SSH LLC in order to obtain funds to make the quarterly interest payments. At December 31, 2009, there were 21,678,597 shares securing the Note.

The Prepayment and Amendment Agreement with SSH LLC provided for:

•
The sale in February 2010 by SSH LLC of a block of 4,823,000 shares of the pledged stock to a third party for US$0.24 per share, for a total of US$1,157,011 (after commissions), which would be applied to the interest due for the period from January through May 2010 ($146,581) and prepayment of principal ($1,010,430).

•	The proceeds of this sale were placed in escrow pending stockholder approval of the agreement.
•	The prepayment of an additional US$3,075,676 of principal through the surrender of 11,650,000 pledged shares to the Company at US$0.26 per share.
•	The extension of the maturity date on the Note from October 1, 2010 to October 1, 2012.
•	Effective in June 2010, adjustment of the annual interest rate from 5.0% to 6.5%, payable annually on January 1 of each year, in arrears.

This agreement was subject to the approval of the Company’s shareholders at the annual meeting on June 8, 2010, and was contingent on the receipt of an appraisal attesting to the fairness of the transaction to the shareholders unrelated to SSH LLC. The agreement was approved and the proceeds from the February 2010 sale, which had been placed in escrow, were delivered to the Company on June 8, 2010. After the transaction, the amended Note had a contractual outstanding principal balance of $3,075,685 and was secured by 5,205,597 shares of the Company’s common stock pledged by the members of SSH LLC. In a series of transactions in December 2010 and early January 2011, SSH LLC sold an additional 275,000 shares of the Company’s common stock pledged as collateral for the Note, as permitted under the Note agreement to fund interest payments. As a result, the number of shares pledged as collateral for the Note has been reduced to 4,930,597.

A portion of the outstanding loan balance of $3,075,685 is reserved on our balance sheet by a valuation allowance of $1,200,000, resulting in a net receivable balance of $1,875,685. The Note is considered to be collateral dependent, as SSH LLC’s primary means of repayment is through liquidation of the underlying collateral.  If we are unable to collect the Note when due or if it is determined to be further impaired in its value, the shortfall would decrease our earnings in the period in which the shortfall is recognized.  If we foreclose upon the shares securing the Note, the shares will be treated as treasury shares held by us and would have the effect of decreasing the number of outstanding shares of our common stock by the number of foreclosed shares.

Sale of Series A Preferred Stock.  On March 11, 2009, the Company closed a transaction involving the sale of the Company’s Series A Preferred Stock.  Ten million shares of Series A Preferred Stock were issued to current shareholder Carroll Capital Holdings, LLC in exchange for $1,000,000.  Twenty million shares of Series A Preferred Stock were issued to Spring Street Partners, L.P. in exchange for $2,000,000.  David Liptak, the president of the managing partner of Spring Street Partners, L.P., has been a Director since April 2009, and is the Chairman of the Board of Directors as of March 2010.  On January 4, 2010, we issued an aggregate of 2,667,123 as a PIK dividend upon the outstanding shares of Series A Preferred Stock in accordance with the terms of such shares.  In January 2011, we declared a cash dividend equal to the amount of the accrued preferred dividend on the Series A Preferred Stock for calendar year 2010.  Receipt of $200,000 of the cash dividend was waived by Spring Street Partners, L.P. and treated as a capital contribution toward further growth of the Company.

We have adopted an Audit and Compliance Committee Charter that governs review of related party transactions by our Audit Committee.  In addition, we comply with Delaware law with respect to transactions involving potential conflicts.  Delaware law requires that all transactions between us and any director or executive officer are subject to full disclosure and approval of the majority of the disinterested members of our Board of Directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us.

Director Independence

Our common stock is listed on the New Zealand Stock Exchange and the Board of Directors applies the standards of that exchange for the purposes of determining the independence of our directors and committee members.  The relevant standards for independence under the New Zealand Stock Exchange listing rules (the “NZSX Rules”) are available at the following web link: http://www.nzx.com/asset/sxdx_lr_1.pdf.

The Board of Directors has determined that Rick Bettle, Peter Huljich, and Mark Russell are independent according to the “Independent Director” definition of the NZSX Rules.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Holtz Rubenstein Reminick LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2009 and December 31, 2010.  The Audit Committee and the Board have voted to appoint Holtz, Rubenstein Reminick LLP as the auditor for the fiscal year ending December 31, 2011.  The shareholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board of Directors’ decision in this regard.  A representative of Holtz Rubenstein Reminick LLP is expected to be present by telephone conference at the Annual Meeting.  If so present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Prior to June 2008, KPMG, Wellington, New Zealand was engaged to audit our consolidated financial statements for the three months ended December 31, 2007 and those of our predecessor for the Company’s initial public offering in New Zealand.

The following table shows fees billed for audit and other services provided by Holtz Rubenstein Reminick LLP and KPMG, Wellington, New Zealand.

A summary of fees by respective accounting firm is as follows:

	2010	2009
Holtz Rubenstein Reminick LLP
Audit Fees(1)	$130,000	$186,465
Audit Related Fees	-	-
Tax Fees(3)	13,379	22,277
All Other Fees	5,463	36,602
Total Fees	$148,842	$245,343

KPMG, New Zealand
Audit Fees(1)		$7,398
Audit Related Fees
Tax Fees
All Other Fees
Total Fees		$7,397

(1)
Audit Fees represent fees for professional services provided in connection with the audits and the reviews of our consolidated financial statements for the periods ended December 31, 2010; September 30, 2010; June 30, 2010, March 31, 2010; December 31, 2009; September 30, 2009; June 30, 2009; March 31, 2009; and December 31, 2008; including services rendered in connection with statutory or regulatory filings.

(2)	Tax Fees consist of fees billed for professional services for tax advice and tax planning.

The Audit Committee selected Holtz Rubenstein Reminick LLP to serve as the Company's independent accountants after considering Holtz Rubenstein Reminick LLP’s independence and effectiveness.  The Audit Committee pre-approves all audit and non-audit services to be performed by Holtz Rubenstein Reminick LLP and the fees and other compensation to be paid to Holtz Rubenstein Reminick LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of Holtz Rubenstein Reminick LLP. One hundred percent (100%) of the non-audit services provided by Holtz Rubenstein Reminick LLP were pre-approved by the Audit Committee.

Audit fees for 2011 are expected to be $130,000, plus out of pocket expenses.

Submission of the selection of the independent auditors to the shareholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as our independent auditors if the present auditors resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for ratification and approval of the selection of Holtz Rubenstein Reminick LLP as the Company’s independent Auditors for the fiscal year ending December 31, 2011 (resolution 5 on the proxy card).

OTHER BUSINESS AT THE MEETING

A Proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to the date this Proxy Statement was printed.  The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement.  If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

Each shareholder has previously received the Company's 2010 Annual Report including financial statements for the year ended December 31, 2010.  Upon written request to the corporate Secretary of the Company at 39 West 37th Street, 8th Floor, New York, NY 10018, by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2010 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting shareholder.  The Form 10-K may also be obtained through the Internet at www.boardbooks.com.

COMMUNICATIONS FROM SHAREHOLDERS

Although the Company does not have a formal policy concerning shareholders communicating with the Board or individual directors, shareholders may send communications to the Board at the Company’s business address at 39 West 37th St., 8th Floor, New York, New York 10018, attention Office of the Secretary.

Upon receipt of a communication for the Board or an individual director, the Secretary will promptly forward any such communication to all the members of the Board or the individual director, as appropriate.  If a communication to an individual director deals with a matter regarding the Company, the Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual director.

Although neither the Board nor a specific director is required to respond to a shareholder communication, responses will generally be provided, subject to the following procedures and limitations.  To avoid selective disclosure, the Board or the individual directors may respond to a shareholder's communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Secretary or other advisors, as the Board determines appropriate;

•	indirectly through the office of the Secretary or other designated officer, following consultation with the Secretary or other advisors, as the Board determines appropriate;

•	directly, without additional consultation; indirectly through the office of the Secretary or other designated officer, without additional consultation; or

•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the shareholder.  The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the Secretary or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate.  In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2012 annual meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   To be eligible for inclusion, shareholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address: 39 West 37th St., 8th Floor, New York, New York 10018, Attention: Secretary, no later than November 15, 2011.

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2012 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by February 12, 2012 for it to be considered timely received.  If notice of a shareholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management's beliefs and expectations about the future.  We have identified forward looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend."  Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed by us with the Securities and Exchange Commission.  Therefore, these types of statements may prove to be incorrect.

We have not authorized anyone to give any information or make any representation about the two proposals or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely upon it.

By Order of the Board of Directors,

Alessandro Sodi
President and Chief Executive Officer
New York, New York
March 28, 2011